SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8 - K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest event reported): November 5, 1999

                   Commission File Number          0-20549

                      CHINA PEREGRINE FOOD CORPORATION
       (Exact name of registrant as specified in its amended charter)


            Delaware                   0-20549             62-1681831
            --------                   -------             ----------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
incorporation or organization)       File Number)      Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

        ------------------------------------------------------------
        (Former name or former address if changed since last report)



Item 5.  Other Events

During the last quarter of 1999, we made several decisions and appointments with respect to changes to our United States based management and the management of our two Chinese joint ventures, which have been implemented partially as of this first quarter of 2000. These changes were made to provide greater reporting and operational control for us over our China business interests with the installation of a full time, site based, western trained management team residing in China, who would report directly to our President and Chief Executive Officer. On November 5, 1999, our Board voted to accept the resignation of Mr. Charles J. Beech from all positions which he held in China Peregrine Food Corporation and his withdrawal from all positions which he held in Green Food Peregrine Children's Food Company, Limited and Hangzhou Meilijian Dairy Products Co., Ltd., in connection with these anticipated management changes. As of the date of this Form 8-K, all of the management changes have been implemented, except those which require approval by the Green Food Peregrine board of directors.

The following personnel have been either appointed, elected or nominated to the positions as described below:

      * Mr. Art Blanding was elected a director of China Peregrine as well as appointed a director of both Green Food Peregrine and Meilijian Dairy. Mr. Blanding will report to our Board as one of its members and to our Board and our President and Chief Executive Officer as a director of both joint ventures representing China Peregrine.

      * Mr. Stephen Langley was appointed our Chief Operating Officer (China) as well a director of Green Food Peregrine and Meilijian Dairy joint ventures. In addition, Mr. Langley was nominated as the General Manager of
Green Food Peregrine.   Mr. Langley will report to our President and Chief
Executive Officer as our Chief Operating Officer for China, and to our Board, as well as to our President and Chief Executive Officer, as a director of both joint ventures representing China Peregrine. In addition, once Mr. Langley is approved by the board of Green Food Peregrine as its General Manager, he will report to the Green Food Peregrine board in that capacity.

      * Mr. Dominic Tang was appointed a director of Meilijian Dairy and was approved as the Chairman of that joint venture. Mr. Tang will report to the Meilijian Dairy board as that company's legal representative (Chairman) and to our Board and our President and Chief Executive Officer as a member of the joint venture board representing China Peregrine.

      * Ms. Nancy Yuan was appointed our Chief Financial Officer (China) and was nominated as the Treasurer of Green Food Peregrine. Ms. Yuan, as our Chief Financial Officer for China, will report to Mr. Langley (China Peregrine's Chief Operating Officer - China) in that capacity. In addition, once Ms. Yuan is approved by the board of Green Food Peregrine as its Treasurer, she will report to its General Manager in that capacity.

      * Mr. Mark Xie was appointed Director of Sales/Marketing (China) and was nominated as the Sales/Marketing Manager of Green Food Peregrine. Mr. Xie, as our Director of Sales/Marketing (China), will report to Mr. Langley (China Peregrine's Chief Operating Officer - China) in that capacity. In addition, once Mr. Xie is approved by the board of Green Food Peregrine as its Sales/Marketing Manager, he will report to its General Manager in that capacity.



Personnel Business Background:

Mr. Art Blanding (U.S. based)
----------------

Mr. Blanding is president of The Omega Company, international technical consultants to the dairy industry. He has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology, and attended Harvard Business School. As President of The Omega Company, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories, and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. Currently, The Omega Company is a party to a consulting contract with China Peregrine concerning technical and production issues for our joint ventures' milk processing facilities.


Mr. Stephen Langley (China based)
-------------------

Mr. Langley's entire 22 year career has been spent in agribusiness sales, marketing, and management. Seventeen of those years have with multinational companies, including IBP Inc., a leading processor of fresh beef and pork. While in middle management at IBP, the sales department under his direct supervision accounted for annual sales of US$320 million and sales volume of
1.25 million metric tons. In addition, Mr. Langley was responsible for establishing a market presence for IBP in China. He opened IBP's Shanghai Representative office in 1997and sales of products imported from IBP-US which amounted to US$250,000 in 1997, grew to over US$7 million in 1998. Mr. Langley developed the business strategy and directed all sales activities in China for IBP, including negotiating pricing, shipping, delivery, and other critical details of the supply of perishable goods.

Mr. Langley and his family have lived in China continuously for the last 6 years. He studied Chinese full time for two years from 1993-1995 and achieved Chinese language Level 3 fluency (Foreign Service scale of 1-5, with Level 5 equal to native speaker.)


Mr. Dominic Tang (China based)
----------------

Mr. Tang has extensive experience at an executive management level for Western companies in China, where he has worked for over thirty years. Mr. Tang is fluent in Mandarin and English and maintains a residence in China. Mr. Tang is trained in accountancy and is a Qualified Accountant of Associated Chartered Accountants, UK.

From 1968 to 1982, Mr. Tang was the Financial Controller for Pfizer Asia, a US$500 million annual sales company with thirteen manufacturing subsidiaries in Asia. In 1982, he became Regional Director Diversey Asia Pacific, where he remained through 1986. From 1987 through 1991 Mr. Tang was the Regional Director Ecolab Northern Asia, and from 1991 to 1993 he was Sales Director-Johnson Wax China, with annual sales of US$30 million.

In 1993, Mr. Tang became the General Manager of Watson Distilled Water in China, where he was employed until 1994. In 1995, Mr. Tang was appointed CEO Shanghai SEB Electrical Appliances Ltd. and SEB WAIGAOQIAO Co., Ltd., with annual sales of US$40million. For most of 1999, Mr. Tang pursued business interests in North America and late last year accepted the position of Chairman and a director of China Peregrine's Meilijian Dairy joint venture.


Ms. Nancy Yuan (China based)
--------------

Ms. Yuan is a Shanghai native and is fluent in English, Mandarin, and the Shanghai dialect, with a working knowledge of Cantonese. Ms. Yuan has a Master of Science in Accounting from Kent State University with successful completion of the USA CPA exam. She also has an engineering background with an undergraduate degree in that field.

With her analytical and communication skills, she has nine years of cross-cultural working experience in corporate accounting policy, procedure, control, and financial analysis with knowledge of the accounting and auditing standards, US GAAP, and PRC accounting and tax regulations.

Ms. Yuan was trained at Coopers and Lybrand in Hong Kong, where she was responsible for assessing corporate internal control, corporate accounting policy and procedures, defining risk areas, and auditing financial statements. She also was involved with the flotation of a PRC company for listing in the HK Stock Exchange. In addition, Ms. Yuan has been employed at Moen Incorporated, where she was responsible for manufacturing quality, auditing and data analysis for Moen faucets. Ms. Yuan also was an Assistant Professor at Qingdao University, where she taught classes, established the Precision Measurement Lab, and conducted research in the area of "Tolerance and Technical Measurements".


Mr. Mark Xie (China based)
------------

Mr. Xie is an experienced sales and marketing professional with over 10 years experience in sales and marketing, both in the USA and Asia. He was employed for five years with Fast Moving Consumer Goods working with the sales of meat products and gained experience in export and import between the US and Asian countries.

Mr. Xie has six years experience with Hormel Foods and was the first Hormel Foods staff in Shanghai in 1996, establishing the relationship with Hormel's eventual Chinese partner, leading to the formation of a successful joint venture. Based in Shanghai, Mr. Xie was a key contributor to the completion of the start-up period of the joint venture. He was involved in the plant construction, equipment installation, products testing (at both plant and market levels), selection and implementation of the computer systems, business strategy development, hiring and training of the sales and marketing as well as delivery teams. Mr. Xie led and directed the task of the establishment of the sales, distribution, and collection systems. He was also responsible for market research, product development and launch as well as the sales and marketing plan.

After the completion of the start-up phase of he Hormel joint venture, Mr. Xie was responsible for directing and leading a sales force of 22, marketing team of 4, delivery team of 17 and promotion staff of 20. He was accountable for the sales overhead, cost and marketing expenses while delivering the sales volume and profit on target. He also selected the ads and promotion agencies, briefed them on the master marketing plan and approved proposed media and promotion plans.

In less than one year of operation, Hormel Foods reached enough distribution points to be named No. 1 distributor in the processed meat industry in Shanghai, having achieved placement in 550 out of 800 qualified retail stores, and 60 food service customers.

Mr. Xie is native to Hunan province. He is fluent in English and Mandarin, and has a working knowledge of several Chinese dialects.



                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       China Peregrine Food Corporation



Date: January 4, 2000                  By: /s/ Roy G. Warren
                                           --------------------------------
                                               Roy G. Warren, President and
                                               Chief Executive Officer